UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Copano Energy, L.L.C.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EXPLANATORY NOTE
     Copano Energy, L.L.C. mailed the following additional definitive proxy material to its common unitholders on October 29, 2010. Due to printer error, this proxy material was filed with the SEC on October 28, 2010 as correspondence rather than as definitive additional proxy material with an Edgar filing code of DEFA14A. The purpose of this filing is to correct the erroneous filing on October 28, 2010.

IMPORTANT
SPECIAL MEETING IS SCHEDULED
FOR NOVEMBER 17, 2010
PLEASE INSTRUCT YOUR BROKER TO VOTE TODAY!
October 29, 2010
Dear Unitholder:
     According to our records, your broker has not received your voting instructions for the Special Meeting of Unitholders of Copano Energy L.L.C. to be held on November 17, 2010. Your vote is extremely important, regardless of the number of units you own. Since time is short, I urge you to instruct your broker how to vote your shares today.
     Please use one of the following methods to promptly provide voting instructions to your broker:
1.	Instruct your broker by Internet: Go to the website www.proxyvote.com. Have your 12-digit control number (listed on the instruction form) ready and follow the online instructions. The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.
2.	Instruct your broker by Telephone: Call toll-free (800) 454-8683. Have your 12-digit control number listed on the instruction form ready and follow the simple instructions.
3.	Instruct your broker by Mail: Sign, date and return your instruction form in the postage-paid return envelope provided.
     For the reasons set forth in the proxy statement dated October 13, 2010, Copano’s Board of Directors recommends that you instruct your broker to vote “FOR” the Series A Proposal. If you need to review the proxy statement once again, it is available at www.cpnoproxy.com. We respectfully request that you vote your shares at your earliest convenience. If you have any questions or need assistance, please call D. F. King & Co., Inc. toll free at (800) 769-7666.
     Your interest and participation in Copano’s affairs is greatly appreciated. Thank you for your cooperation and continued support.
Sincerely,

R. Bruce Northcutt
President and Chief Executive Officer